Exhibit (i)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post-Effective amendment to the Registration Statement on Form N-1A of Sprott Funds Trust regarding the Prospectus and Statement of Additional Information of Sprott Gold Equity Fund, a series of the Sprott Funds Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 15, 2020